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                                EXHIBIT (h)(13)









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                                                       Dated: September 15, 1998



                             AMENDMENT TO SCHEDULE D
                        TO THE TRANSFER AGENCY AGREEMENT
                          BETWEEN AMSOUTH MUTUAL FUNDS
                       AND BISYS FUND SERVICES OHIO, INC.



         Revised Fee Schedule for the AmSouth Mutual Funds (formally the ASO Outlook Group) effective October 3, 1997.



A.       ANNUAL FEE

         1. Base Fee shall be equal to 1.5 basis points of the Group's total assets, such Base Fee shall then be allocated to each portfolio/class based on their relative total asset size.

         2. The total Base Fee shall not equal less than $10,000 per portfolio/class.

B.       ADDITIONAL FEES

         1. Each portfolio utilizing the payroll deduction feature will pay a fee of $.50 per transaction plus a $500 set-up fee.
         2. Each portfolio will pay a $20.00 fee per T.I.N. per year for each I.R.A.
         3. Each portfolio with asset allocation will pay the following fees:

                  $3,000 annually (quarterly rebalancing)
                  $4,000 annually (monthly rebalancing)
                  $.05 per transaction fee

C.       OTHER PROVISIONS

         All fees are subject to increases as agreed in writing between the parties.







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                                        AMSOUTH MUTUAL FUNDS

                                        By: /s/ John F. Calvano
                                            ---------------------------
                                        Name: John F. Calvano
                                             --------------------------
                                        Title: President
                                              -------------------------


                                        BISYS FUND SERVICES
                                        OHIO, INC.

                                        By: /s/ William J. Tomko
                                            ---------------------------
                                        Name: William J. Tomko
                                             --------------------------
                                        Title:
                                              -------------------------




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